UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2017

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, Valley National Bancorp (the “Company”) announced the retirement of Peter Crocitto, Senior Executive Vice President and Chief Operating Officer of the Company, effective as of February 28, 2017. Following his retirement, Mr. Crocitto has agreed to serve as a consultant to the Company for a period of two years (the “Consulting Period”), pursuant to the terms of a Consulting and Retirement Agreement dated January 4, 2017 (the “Agreement”).

Under the Agreement, and subject to the limitations set forth therein, the Company has agreed to: (i) vest all previously unvested time-based awards of restricted stock and allow performance-based restricted stock units to vest in accordance with the terms of the awards; (ii) provide Mr. Crocitto with, consistent with normal practice, cash and equity awards based on 2016 performance; (iii) pay Mr. Crocitto $48,000 per month during the Consulting Period; and (iv) provide other reasonable benefits and reimbursements to Mr. Crocitto. Under the Agreement, Mr. Crocitto agreed to certain non-competition, non-solicitation, non-disparagement and confidentiality provisions.

The preceding discussion is qualified in its entirety by the complete text of the Consulting and Retirement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A press release announcing the retirement of Mr. Crocitto is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
10.1	Consulting and Retirement Agreement, dated as of January 4, 2017, between Valley National Bancorp, Valley National Bank and Peter Crocitto.
99.1	Press Release dated January 4, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2017		VALLEY NATIONAL BANCORP

	By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President and
General Counsel

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EXHIBIT INDEX

Exhibit No.	Title
10.1	Consulting and Retirement Agreement, dated as of January 4, 2017, between Valley National Bancorp, Valley National Bank and Peter Crocitto.
99.1	Press Release dated January 4, 2017.

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